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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) -- July 16, 1998


                          LOCKHEED MARTIN CORPORATION
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             (Exact name of registrant as specified in its charter)



         Maryland                      1-11437                  52-1893632
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)


6801 Rockledge Drive, Bethesda, Maryland                          20817
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(Address of principal executive offices)                        (Zip Code)



     Registrant's telephone number, including area code:    (301) 897-6000
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                                Not Applicable
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            (Former name or address, if changed since last Report)

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ITEM 5.  OTHER EVENTS
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     On July 3, 1997, Lockheed Martin Corporation, a Maryland corporation
("Lockheed Martin"), and Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), issued a joint press release announcing that they had entered into an Agreement and Plan of Merger dated as of July 2, 1997 (the "Merger Agreement"). The Merger Agreement provided for the merger (the
"Merger") of a wholly-owned subsidiary of Lockheed Martin with and into Northrop Grumman, with Northrop Grumman surviving as a wholly-owned subsidiary of Lockheed Martin. Clause (a) of Section 7.2 of the Merger Agreement provided generally that the Merger Agreement could be terminated and the Merger abandoned by action of the Board of Directors of either Lockheed Martin or Northrop Grumman if the Merger had not been consummated by March 31, 1998. At a special meeting of the Board of Directors of Lockheed Martin, the Board of Directors, acting pursuant to clause (a) of Section 7.2 of the Merger Agreement, terminated the Merger Agreement and abandoned the Merger.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LOCKHEED MARTIN CORPORATION



                                /s/ Stephen M. Piper
                                -------------------------------------
                                Stephen M. Piper
                                Associate General Counsel and
                                  Assistant Secretary


17 July 1998